EXHIBIT 99.1

Memory Lane Syndication, Inc.

Subscription Agreement for Common Stock

Memory Lane Syndication, Inc.

5100 West Copans Road

Suite 810

Margate, FL 33063

Ladies and Gentlemen:

I desire to purchase _____________________shares of Memory Lane Syndication, Inc. (the “Company”) at $0.01 per share for a total investment of $------------------- pursuant to the terms of the prospectus dated [        ], 2009. Accompanying this subscription is the undersigned’s check in the full amount of the subscription payable to “Memory Lane Syndication, Inc.” The undersigned represents to the Company that it has received and read the Company’s prospectus dated [        ], 2009 and that the undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

The Shares are to be issued in	___________________________________
(check one box):	Print Name of Investor

☐____ individual name	___________________________________
Print Name of Joint Investor (if applicable)
☐____ joint tenants with rights of survivorship
___________________________________
☐____ tenants in entirety	Signature of Investor

☐____ corporation (an officer must sign)	___________________________________
Signature of Joint Investor
☐____ partnership (all general partners must sign)
___________________________________
Print Name of Corporation, Partnership or
other Institutional Investor

By:________________________________
Title:_______________________________

Investor’s complete address:	___________________________________
(Street)
___________________________________
(City) (State) (Zip) (Country)

Please check one of the following	☐ U.S. Citizen
☐ U.S. Citizen residing outside the U.S.
☐ Resident Alien
☐ Non-U.S. Citizen
☐ Entity formed in the U.S. (specify domicile: ____)
☐ Non-U.S. Entity
Social Security Number (if individual investor)
Taxpayer Identification Number (if applicable)

Accepted as of this ______ day of __________________ 2009

Memory Lane Syndication, Inc.
By: __________________________________ Martin Berns, President and Sole Director